EXHIBIT 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mercari Communications Group, Ltd. (the “Company”) on Form 10-Q for the period ended August 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report), Mark G. Downey, as Chief Financial Officer & Chief Operating Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark G. Downey
Mark G. Downey
Title: Chief Financial Officer & Chief Operating Officer (Principal Financial Officer)
Date: October 14, 2014

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.